                                                                    EXHIBIT 12.1

                              SAFELITE GLASS CORP.
                      RATIO OF EARNINGS TO FIXED CHARGES
                              (Dollars in Millions)



                                                                                          3 MONTHS       3 MONTHS      YEAR
                                                                                            ENDED          ENDED       ENDED
                                              1994       1995        1996       1997    MAR 29, 1997   APR 4, 1998  APR 3, 1999
                                              ----       ----        ----       ----    ------------   -----------  -----------
EARNINGS & LOSSES:
     PRE-TAX INCOME (LOSS) FROM
       CONTINUING OPERATIONS                  (2.9)       7.5        19.2       (0.4)        0.0           (5.9)       (9.5)
     INTEREST EXPENSE                          4.5        6.0         6.7       27.5         6.3           10.9        46.7
     PORTION OF RENTAL EXPENSE
       REPRESENTATIVE OF AN
       INTEREST FACTOR                        11.5       12.0        12.5       14.3         3.3            7.1        26.3

     TOTAL EARNINGS (LOSSES)                  13.1       25.5        38.4       41.4         9.6           12.1        63.5

FIXED CHARGES:
     INTEREST EXPENSE                          4.5        6.0         6.7       27.5         6.3           10.9        46.7
     PORTION OF RENTAL EXPENSE
       REPRESENTATIVE OF AN
       INTEREST FACTOR                        11.5       12.0        12.5       14.3         3.3            7.1        26.3

     TOTAL FIXED CHARGES                      16.0       18.0        19.2       41.8         9.6           18.0        73.0

RATIO OF EARNINGS TO FIXED
     CHARGES                                    --        1.4         2.0         --         1.0             --          --

DEFICIENCY OF EARNINGS TO FIXED
     CHARGES                                  (2.9)        --          --       (0.4)         --           (5.9)       (9.5)
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(1) Prior to 1998, the Company's fiscal year ended on the Saturday closest to
    December 31 of each year. On May 18, 1998, the Company changed its fiscal year to the Saturday closest to March 31.